SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated June 4, 2010

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Pursuant to the settlement agreement in an ERISA-based lawsuit arising out of the decline in 2006 of the Company’s stock price, the Company agreed to eliminate the Zale Common Stock Fund from the investment options available under the Company’s Savings and Investment Plan (the “401(k) Plan”).  In order to facilitate this elimination, participants will be unable to trade in the Fund commencing June 22, 2010 at 3:00 p.m. Central Time.  Pursuant to the settlement, notification of the elimination of the Fund was provided to all participants and beneficiaries holding Company stock under the 401(k) Plan.

On June 3, 2010, the Company sent a notice (the “Notice”) to its directors and executive officers informing them that, as a result of the Fund elimination, the Sarbanes-Oxley Act of 2002 prohibits them from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of the Company’s common stock (including stock options) acquired in connection with their service as a director or employment as an executive officer.  The blackout period commences on June 22, 2010 and ends during the week of June 27, 2010, once the sale of Company stock held in the 401(k) Plan has been completed.  A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Inquiries concerning the trading suspension or blackout period should be directed to Rhett Butler, Manager of Investor Relations at (972) 580-4482 or rbutler@zalecorp.com or 901 W. Walnut Hill Lane, Irving, Texas  75038.

Item 9.01	Financial Statements and Exhibits

(d)

99.1	Notice of Blackout Period to Directors and Executive Officers.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Dated:	June 4, 2010	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice of Blackout Period to Directors and Executive Officers.